UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

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BRP Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2021, Baldwin Risk Partners, LLC (“BRP LLC”), a subsidiary of BRP Group, Inc., as borrower, entered into an Amendment No. 3 to the Credit Agreement (as defined below) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), certain material subsidiaries of BRP LLC (together with BRP LLC, the “Loan Parties”), as guarantors, and the several banks, financial institutions, institutional investors and other entities party thereto as lenders and letter of credit issuers. The Amendment, among other things, increases the aggregate principal amount of the Revolving Commitments (as defined in the Credit Agreement) from $400.0 million to $475.0 million, the entirety of which is available to finance the working capital needs and for other general corporate purposes of BRP LLC and certain of its subsidiaries (including acquisitions and other investments permitted under the Credit Agreement). JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Capital One, National Association and Cadence Bank, N.A. served as joint lead arrangers and joint bookrunners with respect to the Amendment.

The term “Credit Agreement” means that certain Credit Agreement, dated as of October 14, 2020, among the Loan Parties, the Agent and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers (as amended by that certain Amendment No. 1, dated as of May 7, 2021, and that certain Amendment No. 2, dated as of June 2, 2021, the “Credit Agreement”). The foregoing description of the terms of the Amendment is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of August 6, 2021, by and among Baldwin Risk Partners, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Guarantors party thereto, the Lenders party thereto and the Issuing Lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: August 12, 2021	By:	/s/ Bradford Hale
		Name:	Bradford Hale
		Title:	Chief Financial Officer